SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): March 9, 2007
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 TenthGate Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51509	20-2976749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Campus Common Drive, Suite 100, Reston, VA 20191
(Address of Principal Executive Offices)(Zip Code)

(703-766-6556)
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On March 9, 2007, the Company issued 18,000,000 shares of restricted common stock to its Board of Directors and Officers as initial consideration for their service to the Company. These shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

Name	Position(s)	Shares Issued
Matthew Taylor	Director	1,000,000
Neil Strodel	Director	1,000,000
John Wisneski	Director	1,000,000
David Dedman	Director	1,000,000
R. Paul Gray	Director, Secretary, Treasurer Executive Vice President Business Development	7,000,000
Tim Novak	Chairman, Chief Executive Officer, President, Chief Financial Officer	7,000,000

On March 9, 2007, the Company issued 486,000 restricted common stock shares as set forth below. These shares were issued as follows: 1 share of common stock for each $0.10 of $48,600 in obligations due, pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

Vendor Payment Debt Conversions:

Name	Nature of Obligation	Dollar Amount Due	Shares Issued
Piper & Associates	Accounting Services	$3,500	35,000
Anslow & Jaclin	Legal Services	$20,000	200,000
BT Logistics Svs	Bookkeeping Services	$10,000	100,000
Jeffrey Schmidt	Note Principle & Int.	$10,100	101,000
Windward Invest.	Bio-tech Data Base	$5,000	50,000

On March 9, 2007, the Company issued an additional 225,000 shares of restricted common stock to 3 shareholders for consideration of the $37,500 in cash investment already received by the Company as part of a private placement offering in 2006, which was priced at $0.50 per share. These shares participated in the 1:1 forward split that was declared and issued by the Company in November 2006. Subsequently, the Company converted various debt obligations $0.10 per share in March 2007 and therefore will recognize the previous investments made at this same pricing. These shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:

None

(b)	Exhibits

Number	Exhibit

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TENTHGATE INCORPORATED

By:	/s/Tim Novak
Tim Novak, President, CEO, CFO

March 12, 2007